BAKER TILLY
                                                            2 Bloomsburry Street
                                                                 London WC1B 3st
                                                         Tel +44 (0)20 7413 5100
                                                        Fax: +44 (0)20 7413 3101
                                                    DX 1040 London/Chancery Lane
                                                             www.bakertily.co.uk

We have read and agree with the disclosure made by Private Trading Systems, Inc. in Item 14(a) of its Registration Statement on Form 10 as filed with the United States Securities and Exchange Commission on March 14, 2006.

/s/ BAKER TILLY

United Kingdom
March 29, 2006